EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of ProtoSource Corporation of our report dated March 23, 2001, which appears on Page F-2 of ProtoSource Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 and the reference to our firm under the caption "Experts" in the Prospectus contained in the Registration Statement.

                                             /s/ ANGELL & DEERING
                                             --------------------
                                             Angell & Deering
                                             Certified Public Accountants



Denver, Colorado
February 12, 2002